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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Electro Scientific Industries, Inc. pertaining to the shares of Electro Scientific Industries, Inc. common stock being offered to employees of the Company, of our report dated June 30, 2000 included in the Electro Scientific Industries, Inc. Form 10-K for the fiscal year ended June 3, 2000 and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Portland, Oregon
February 5, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS